Exhibit 99.1

                Cosi, Inc. Reports 2008 First Quarter Results

DEERFIELD, IL, May 8, 2008 -- Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported a net loss for the first quarter ended March 31, 2008 of $(3,028,000), or $(0.08) per basic and diluted common share, compared with a net loss of $(4,205,000), or $(0.11) per basic and diluted common share, for the 2007 first quarter. Excluding the effect of discontinued operations in both quarters, Cosi's net loss in the 2008 and 2007 first quarters was $(0.07) and $(0.10), respectively. Cosi reduced its operating loss in the first quarter compared with the year-earlier period by approximately 32%, to $(2,788,000) from $(4,077,000).

Cosi's total revenues for the 2008 first quarter grew 6.7% to $33,191,000, from $31,121,000 in the 2007 first quarter.

James Hyatt, Cosi's President and Chief Executive Officer, said, "Cosi's first quarter results and our trend line of performance, despite a challenging business environment and the adverse effect of holiday shifts into the quarter, demonstrate that our partners are making good progress in putting best practices to work to operate more efficiently and satisfy our guests with a premium experience on a more consistent basis. As we enter our seasonally stronger months, I am very encouraged by the organizational momentum that is building. We are determined to keep our focus on driving sales and operating margin improvement, and recruiting outstanding franchise partners and working closely with them for our mutual success."

2008 First Quarter Financial Performance and Restaurant Economics

Cosi achieved the aforementioned 6.7% increase in first quarter revenues over the first quarter 2007, as well as flat quarter-over-quarter Company-owned comparable sales, despite the adverse effects of the New Year and Easter holidays falling within the quarter this year but outside the quarter last year. Contributing to Cosi's total revenues were the Company's growth in restaurant net sales, excluding discontinued operations, to $32,459,000 from $30,689,000 in the prior year quarter and its growth in franchise fees and royalties to $732,000 from $432,000 in the 2007 first quarter.

Cosi stated that, excluding the impact for the five days related to the New Year and Easter holidays, its sales momentum has continued on the accelerating trend line that began in the 2007 fourth quarter. Specifically, adjusting for the five holiday-related days during the 2008 first quarter, Cosi's Company-owned comparable sales increased 1.7% compared with the first quarter of 2007.

As further evidence of Cosi's sales momentum that was obscured by the first quarter's holiday shifts, Cosi provided, on a one-time basis, comparable sales performance for the month of April 2008, as measured for restaurants in operation for more than 15 months. On an aggregate basis, comparable sales for such Company-owned locations increased 6.3% in April 2008 compared with April 2007.

Cosi stated that during the 2008 first quarter it was able to modestly grow restaurant cash flow, by 3.4%, and significantly reduce its operating loss, by 31.6%, compared to the prior year quarter.

Despite widespread commodity price pressures and the effect of higher occupancy costs, Cosi was able to minimize increases in restaurant-level costs as a percentage of restaurant net sales. For the 2008 first quarter, Cosi reported a 30 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the first quarter 2007. The increase resulted from a 10 basis point increase in the cost of food and beverage as a percentage of restaurant net sales and a 60 basis point increase in occupancy and other restaurant operating expenses, offset by a 40 basis point reduction in labor and related benefits on a quarter-over-quarter basis.

During the same period, the Company improved by 410 basis points its general and administrative expenses as a percentage of restaurant total revenues, to $5,038,000 from $5,981,000 in the first quarter 2007.

Cosi reported that as of March 31, 2008 cash, cash equivalents, and short-term investments were $6,954,000 with virtually no debt. Total stockholders' equity was $31,346,000.

Development Performance

Cosi ended the first quarter with a total of 144 locations consisting of 102 Company-owned locations and 42 franchised locations. Eight franchised locations opened during the 2008 first quarter, and five company-owned locations were closed during the same period.

Subsequent to the end of the 2008 first quarter, one additional new franchise location was opened. Cosi continues to expect franchisees to open a total of between 25 and 35 locations in 2008. The Company added that it has commitments from 29 franchise area developers for 332 Cosi restaurants including the 43 franchised locations already open.

Teleconference and Webcast Information

Cosi's senior management team will host a teleconference today at 5:00 p.m. ET to discuss the Company's 2008 first quarter financial results.

To participate in the teleconference, investors and analysts are invited to call 800-561-2601 in the U.S., or 617-614-3518 outside of the U.S., and reference participant code 22119253. The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com/.

A replay will be available following the call until 12:00 AM ET on May 15, 2008. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 85942935.

About Cosi, Inc.

Cosi (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 102 Company-owned and 43 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi," "Cosi w/hearth design," "Simply Good Tastes" and related marks are registered trademarks of Cosi, Inc. Copyright Copyright 2008 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.

CONTACT:
William E. Koziel
Chief Financial Officer
(847) 597-8803

                                   Cosi, Inc.
                           Consolidated Balance Sheets
                   As of March 31, 2008 and December 31, 2007
             (dollars in thousands, except share and per share data)

                                                                       March 31, 2008        December 31, 2007
                                                                     -------------------    -------------------
                                                                         (Unaudited)              (Note 1)
Assets
Current assets:
     Cash and cash equivalents                                       $             6,954    $             6,309
     Accounts receivable, net                                                        612                    658
     Inventories                                                                     938                  1,045
     Prepaid expenses and other current assets                                     3,827                  3,796
     Assets held for sale                                                             33                    122
     Assets of discontinued operations                                                 8                     35
                                                                     -------------------    -------------------
               Total current assets                                               12,372                 11,965

Furniture and fixtures, equipment and leasehold improvements, net                 40,870                 42,477
Intangibles, security deposits and other assets, net                               1,931                  1,970
                                                                     -------------------    -------------------
               Total assets                                          $            55,173    $            56,412
                                                                     ===================    ===================

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                $             2,769    $             2,106
     Accrued expenses                                                             10,004                  9,014
     Deferred franchise revenue                                                      653                    783
     Current liabilities of discontinued operations                                   54                    285
     Current portion of other long-term liabilities                                  402                    465
                                                                     -------------------    -------------------
               Total current liabilities                                          13,882                 12,653

     Deferred franchise revenue                                                    2,690                  2,730
     Other long-term liabilities, net of current portion                           7,255                  7,183
                                                                     -------------------    -------------------
               Total liabilities                                                  23,827                 22,566
                                                                     -------------------    -------------------

Commitments and contingencies

Stockholders' equity:
     Common stock - $.01 par value; 100,000,000 shares authorized,
     41,063,681 and 41,052,170 shares issued, respectively                           411                    411
     Additional paid-in capital                                                  275,715                275,187
     Treasury stock, 239,543 shares at cost                                       (1,198)                (1,198)
     Accumulated deficit                                                        (243,582)              (240,554)
                                                                     -------------------    -------------------
               Total stockholders' equity                                         31,346                 33,846
                                                                     -------------------    -------------------
               Total liabilities and stockholders' equity            $            55,173    $            56,412
                                                                     ===================    ===================


The accompanying notes are an integral part of these consolidated financial statements.

                                   Cosi, Inc.
                      Consolidated Statements of Operations
       For the Three Month Periods Ended March 31, 2008 and April 2, 2007
             (dollars in thousands, except share and per share data)

                                                                                 Three Months Ended
                                                                          March 31,               April 2,
                                                                            2008                   2007
                                                                     -------------------    -------------------
                                                                         (Unaudited)             (Unaudited)
Revenues:
Restaurant net sales                                                 $            32,459    $            30,689
Franchise fees and royalties                                                         732                    432
                                                                     -------------------    -------------------
       Total revenues                                                             33,191                 31,121
                                                                     -------------------    -------------------

Costs and expenses:

Cost of food and beverage                                                          7,536                  7,099
Restaurant labor and related benefits                                             11,238                 10,745
Occupancy and other restaurant operating expenses                                  9,753                  9,043
                                                                     -------------------    -------------------
                                                                                  28,527                 26,887
General and administrative expenses                                                5,038                  5,981
Depreciation and amortization                                                      2,111                  2,060
Restaurant pre-opening expenses                                                       28                    270
Closed store costs                                                                    32                     --
Lease termination expense                                                            243                     --
                                                                     -------------------    -------------------
       Total costs and expenses                                                   35,979                 35,198
                                                                     -------------------    -------------------

       Operating loss                                                             (2,788)                (4,077)

Interest income                                                                       45                    205
Interest expense                                                                      (1)                    (2)
                                                                     -------------------    -------------------
       Loss from continuing operations                                            (2,744)                (3,874)
Discontinued operations:
       Loss from discontinued operations                                            (284)                  (331)
                                                                     -------------------    -------------------
                                                                     -------------------    -------------------
       Net loss                                                      $            (3,028)                (4,205)
                                                                     ===================    ===================
Per Share Data:
    Loss per share, basic and diluted
       Continuing operations                                         $             (0.07)   $             (0.10)
       Discontinued operations                                       $             (0.01)   $             (0.01)
                                                                     -------------------    -------------------
       Net loss                                                      $             (0.08)   $             (0.11)
                                                                     ===================    ===================

    Weighted average shares outstanding:                                      39,930,253             38,571,150
                                                                     ===================    ===================


The accompanying notes are an integral part of these consolidated financial statements.

                                   Cosi, Inc.
                 Results of Operations as a percent of revenues

                                                                                 Three Months Ended
                                                                     ------------------------------------------
                                                                        March 31, 2008         April 2, 2007
                                                                     -------------------    -------------------
Revenues:
Restaurant net sales                                                              97.8 %                 98.6 %
Franchise fees and royalties                                                         2.2                    1.4
                                                                     -------------------    -------------------
       Total revenue                                                               100.0                  100.0
                                                                     -------------------    -------------------
Cost and expenses:
Cost of food and beverage (1)                                                       23.2                   23.1
Restaurant labor and related benefits (1)                                           34.6                   35.0
Occupancy and other restaurant operating expenses (1)                               30.0                   29.5
                                                                     -------------------    -------------------
                                                                                    87.8                   87.6
General and administrative expenses                                                 15.2                   19.3
Depreciation and amortization                                                        6.4                    6.6
Restaurant pre-opening expenses                                                      0.1                    0.9
Closed store costs                                                                   0.1                     --
Lease termination expense                                                            0.7                     --
                                                                     -------------------    -------------------
       Total costs and expenses                                                    108.4                  113.1
                                                                     -------------------    -------------------
Operating loss                                                                      (8.4)                 (13.1)
Other income (expense):
     Interest income                                                                 0.1                    0.7
                                                                     -------------------    -------------------
       Loss from continuing operations                                              (8.3)                 (12.4)
Discontinued operations:
Loss from discontinued operations                                                   (0.8)                  (1.1)
                                                                     -------------------    -------------------
     Net loss                                                                       (9.1)                 (13.5)
                                                                     ===================    ===================


(1) These are expressed as a percentage of restaurant net sales versus all other items expressed as a percentage of total revenues.

                                   Cosi, Inc.
                                Restaurant Count

                                                             For the Three Months Ended
                                                March 31, 2008                        April 2, 2007
                                     ------------------------------------   -----------------------------------
                                      Company-                               Company-
                                       Owned      Franchised     Total        Owned      Franchised     Total
                                     ----------   ----------   ----------   ----------   ----------   ----------
Restaurants at beginning of period          107(b)        34          141          110(a)        13          123
New restaurants opened                       --            8            8            3            6            9
Restaurants permanently closed                5           --            5           --           --           --
                                     ----------   ----------   ----------   ----------   ----------   ----------
Restaurants at end of period                102           42          144          113(a)        19          132
                                     ==========   ==========   ==========   ==========   ==========   ==========


(a) Includes nine locations that are classified as discontinued operations
(b) Includes three locations that are classified as discontinued operations